STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 02/28/2002
020136434 - 3488164

CERTIFICATE OF MERGER
OF DICKIE WALKER MARINE, INC.
A California corporation
WITH AND INTO
DICKIE WALKER MARINE, INC.
A Delaware Corporation

The undersigned corporations, pursuant to the California and Delaware general corporation laws, hereby execute and adopt the following Certificate of Merger effective as of February 7, 2002, and certify as follows:

ARTICLE ONE

The names of the corporations proposing to merge and the names of the states under the laws of which such corporations are organized are as follows:

Name of Corporation	State of Incorporation
Dickie Walker Marine, Inc. ("DWM California")	California
Dickie Walker Marine, Inc. ("DWM Delaware")	Delaware

ARTICLE TWO

The General Corporation Laws of the States of Delaware and California (being the states under which the merging corporations are organized) permit the merger.

ARTICLE THREE

The surviving corporation shall be DWM Delaware and it shall continue to be incorporated under the laws of the State of Delaware. The Certificate of Incorporation of DWM Delaware shall be the Certificate of Incorporation of the surviving corporation. The surviving corporation be named Dickie Walker Marine, Inc.

ARTICLE FOUR

The terms and conditions of the merger are set forth in the Agreement and Plan of Merger, which is incorporated herein by reference. A copy of the Agreement and Plan of Merger is on file at the principal place of business of DWM Delaware at 1414 South Tremont Street, Oceanside, California 92054. Upon request, a copy of the Agreement and Plan of Merger will be provided.

KRI:\57327\398963.01

ARTICLE FIVE

Each constituent corporation approved, adopted, executed, acknowledged and certified the Certificate of Merger in accordance with Section 252 of the Delaware General Corporation Law.

ARTICLE SIX

All provisions of the General Corporation Laws of the State of Delaware and the State of California are applicable to the proposed merger have been complied with.

IN WITNESS WHEREOF each of the undersigned corporations have caused this Certificate of Merger to be executed effective as of the date first written above in its name by its authorized officer this 27th day of February, 2002.

DICKIE WALKER MARINE, INC., a California corporation

ATTEST: Sandra Evans

Sandra Evans, Secretary

By: Julia Sargent Knudsen

Julia Sargent Knudsen, President

DICKIE WALKER MARINE, INC., a Delaware corporation

ATTEST: Sandra Evans

Sandra Evans, Secretary

By: Julia Sargent Knudsen

Julia Sargent Knudsen, President